Exhibit 1.1

11,000,000 Shares

CONSTELLATION ENERGY CORPORATION

COMMON STOCK, WITHOUT PAR VALUE

UNDERWRITING AGREEMENT

June 1, 2026

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

As representatives (the “Representatives”) of the several Underwriters named in Schedule II hereto,

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

The Selling Shareholders named in Schedule I hereto (the “Selling Shareholders”), each a shareholder of Constellation Energy Corporation, a Pennsylvania corporation (the “Company”), propose to sell to the several underwriters named in Schedule II hereto (the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 13 below, and to the extent there is only a single underwriter, the term “Underwriters” shall be deemed to refer to the single Underwriter, mutatis mutandis) an aggregate of 11,000,000 shares of common stock, without par value, of the Company (the “Firm Shares”), with each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto.

The Selling Shareholders also propose to sell to the Underwriters not more than an additional 1,350,000 shares of the Company’s common stock, without par value (the “Additional Shares”), with each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto, if and to the extent that the Representatives shall have determined to exercise, on the behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares (including the Repurchase Shares (as defined below)) and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, without par value, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

Subject to the sale of the Firm Shares by the Selling Shareholders to the Underwriters in compliance with the terms of this agreement (this “Agreement”), the Underwriters have agreed to sell to the Company, and the Company has agreed herein to purchase from the Underwriters (the “Share Repurchase”), an aggregate of 2,000,000 Firm Shares (the “Repurchase Shares”) pursuant to Section 3 below.

The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-292608), including a prospectus, relating to the Shares. The registration statement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the related prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.”. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Base Prospectus together with the free writing prospectus(es), if any, together with the documents and pricing information set forth in Schedule III hereto. As used herein, the terms “Registration Statement,” “Base Prospectus,” “free writing prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.             Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)          Shelf Registration. The Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission the Registration Statement, which is an automatic shelf registration statement, as defined in Rule 405, on Form S-3, for registration under the Securities Act of the offering and sale of the Shares. The Registration Statement, including any amendments thereto filed prior to the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), became effective upon filing under Rule 462(e) under the Securities Act. The Company may have filed one or more amendments thereto, each of which has previously been furnished to the Representatives. The Company will next file with the Commission the Prospectus. As filed, the Prospectus shall contain all information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430B under the Securities Act, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any free writing prospectus) as the Company has advised the Representatives, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(l)(i).

(b)          Status as a Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption in Rule 163 and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.

(c)           Registration Statement. On the effective date of the Registration Statement (the “Effective Date”), the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time and as of the “new effective date” with respect to the Shares pursuant to, and within the meaning of, Rule 430B(f)(2) under the Securities Act, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 11 below.

(d)           No Proceedings. No proceeding has been instituted or threatened by the Commission with respect to any document incorporated by reference in the Time of Sale Prospectus and the Prospectus.

(e)           Time of Sale Prospectus. The Time of Sale Prospectus did not, as of 8:45 a.m. New York City time on June 1, 2026 (the “Applicable Time of Sale”), and the Prospectus, and any amendment or supplement thereto, will not, as of its date and on the Closing Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Time of Sale Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 11 below.

(f)           Documents Incorporated by Reference. The documents incorporated by reference in the Time of Sale Prospectus or the Prospectus did not, and any further documents incorporated by reference therein will not, when filed with the Commission, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)         Free Writing Prospectuses. The Company has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act), without the prior written consent of the Representatives; the Company will comply with the requirements of Rule 433 under the Securities Act with respect to any such free writing prospectus; any such free writing prospectus will not, as of its issue date and through the completion of the public offer and sale of the Shares, include any information that is inconsistent with the information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and any such free writing prospectus, when taken together with the information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, did not, when issued or filed pursuant to Rule 433 under the Securities Act, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. For the purpose of clarity, nothing in this Section 1(g) shall restrict the Company from making any filings required in order to comply with its reporting obligations under the Exchange Act or the rules and regulations of the Commission promulgated thereunder. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(h)           Ineligible Issuer. At the earliest time (x) after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer of the Shares (within the meaning of Rule 164(h)(2)) of the Securities Act and (y) as of the Execution Time (with such date being used as the determination date for purposes of this clause (y)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(i)            Investment Company Act. The Company is not, and on the Closing Date, after giving effect to the Share Repurchase as described in the Time of Sale Prospectus, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

(j)            No Stabilization or Manipulation. Neither the Company nor any of the Company’s subsidiaries has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, the stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.

(k)          Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly subsisting as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with full corporate power and authority under its certificate of incorporation and bylaws to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. “Material Adverse Effect” means a material adverse effect on (i) the condition (financial or otherwise), results of operations, stockholders’ equity, properties or business of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(l)            Incorporation and Good Standing of Subsidiaries. Each subsidiary of the Company has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity, in good standing under the laws of the jurisdiction of its incorporation, organization or formation, has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (to the extent such concepts are applicable to such subsidiary) and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(m)             No Significant Subsidiaries. Other than Calpine LLC (f/k/a Calpine Corporation) (“Calpine”) and Constellation Energy Generation, LLC, the Company does not have any significant subsidiaries (as such term is defined in Rule 1.02 of Regulation S-X promulgated under the Securities Act).

(n)           Material Contracts. There is no contract or document required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to a document incorporated by reference into the Time of Sale Prospectus or the Prospectus which is not described or filed as required.

(o)           Due Authorization. This Agreement has been duly authorized, executed and delivered by the Company, and the Share Repurchase has been duly authorized by the Company.

(p)          Capitalization. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement and the Prospectus under the caption “Description of Capital Stock.”

(q)           Valid Issuance of Outstanding Common Stock. The shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding as of the date hereof have been duly authorized and are validly issued, fully paid and non-assessable, and were issued in compliance with applicable federal and state securities laws.

(r)            No Consent. No consent, approval, authorization, filing with or order of any court or state or federal governmental agency or body, including the Commission and any applicable state utility commission or other regulatory authority, is required in connection with the transactions contemplated herein, except (i) as may be required as a result of the Underwriters’ or any follow-on purchaser’s acquisition of ten percent or more of the Shares, in aggregate, or as may be triggered by an increase in the Underwriters’ or follow-on purchaser’s holdings up to or in excess of ten percent of the Shares if and to the extent such acquisition has not previously been authorized by the Federal Energy Regulatory Commission and remains in full force and effect and (ii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated by this Agreement, the Time of Sale Prospectus and the Prospectus.

(s)          No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of any of the transactions herein contemplated, nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under, or result in the creation or imposition of any claim, lien, encumbrance or security interest upon any property or asset of the Company or any of its subsidiaries pursuant to (i) the certificate of incorporation or bylaws of the Company or the organizational documents of any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties.

(t)            No Registration Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, other than rights that have been waived, satisfied or described in the Registration Statement, Time of Sale Prospectus and the Prospectus.

(u)           Properties. The Company and its subsidiaries own or lease all such properties as are necessary for the conduct of the Company’s operations as presently conducted.

(v)          Financial Statements. The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the date and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles.

(w)         Litigation. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that could reasonably be expected, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto made after the date of this Agreement).

(x)           No Violation or Default. Neither the Company nor any subsidiary is (i) in violation of its certificate of incorporation, bylaws or other charter or organizational instrument or document; (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) in violation of any material law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii), where such violation or default would not, reasonably be expected to, have a Material Adverse Effect.

(y)           Licenses and Permits. The Company and its subsidiaries possess all material licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses; and neither the Company nor any such subsidiary has received any written notice of proceedings relating to the revocation or modification of any such license, certificate, permit or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, in each case except as set forth in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto made after the date of this Agreement).

(z)            Independent Accountants (PwC). PricewaterhouseCoopers LLP is (i) an independent registered public accounting firm with respect to the Company as required by the Securities Act and the rules and regulations of the Commission and the Public Company Accounting Oversight Board thereunder and (ii) an independent public accounting firm with respect to Calpine under the American Institute of Certified Public Accountants Code of Professional Conduct.

(aa)         Independent Accountants (Deloitte). Deloitte & Touche LLP is an independent public accounting firm with respect to Calpine under the American Institute of Certified Public Accountants Code of Professional Conduct.

(bb)        Internal Accounting Controls. The Company maintains systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to (A) permit preparation of financial statements in conformity with generally accepted accounting principles and to (B) maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorizations; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc)         Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act, such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities, and such disclosure controls and procedures are effective.

(dd)        Anti-Corruption Compliance. (i) Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (B) made any direct or indirect unlawful payment to any foreign or domestic government official (including any officer or employee from corporate funds), (C) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, or other similar, anti-bribery or anti-corruption law (collectively, “Anti-Corruption Laws”), or (D) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and each of its subsidiaries have conducted, and will continue to conduct, their businesses in compliance with Anti-Corruption Laws and have instituted, maintained and enforced, and will continue to institute, maintain and enforce, policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.

(ee)        Anti-Money Laundering Compliance. The operations of the Company and each of its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended (including, without limitation, by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act)), the Money Laundering Control Act of 1986, the Anti-Money Laundering Act of 2020, the money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened. The Company and its subsidiaries have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Money Laundering Laws.

(ff)          Data Privacy and Security Compliance. There has been no material security breach or incident involving unauthorized access or disclosure of any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) that could reasonably be expected to give rise to a data breach notification obligation to affected individuals under applicable data breach notification law or that could reasonably be expected to require disclosure or a notification thereof to the Commission or other applicable regulatory authority (a “Security Breach”) and (i) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any Security Breach to their IT Systems and Data; (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company and its subsidiaries have implemented backup and disaster recovery technology reasonably consistent with industry standards and practices.

(gg)        Sanctions. (i) Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)             the subject of any sanctions administered or enforced by the United States Government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”), or

(B)              located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-Ukrainian-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Russia, Cuba, Iran, and North Korea).

(ii)              The Company and its subsidiaries have not, since April 24, 2019, engaged in, are not now engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions. The Company and its subsidiaries have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with Sanctions.

(hh)        Final Pro Forma Financial Statements. The pro forma financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus have been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information. The pro forma financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus have been prepared on the basis consistent with such historical financial statements, except for the pro forma adjustments specified therein, include all material adjustments to the historical financial data required by Rule 11-02 of Regulation S-X to reflect the transactions contemplated by the Agreement and Plan of Merger, dated as of January 10, 2025, among Constellation Energy Corporation, Calpine and the other parties thereto, and give effect to assumptions made on a reasonable basis and in good faith present fairly in all material respects the historical and proposed transactions contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ii)           Stock Exchange Listing. The Common Stock is listed on the Nasdaq Stock Market LLC (the “Nasdaq”), and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq, nor has the Company received any notification that the Commission or the Nasdaq is contemplating terminating such registration or listing.

(jj)           Description of Capital Stock. The statements in the Prospectus under the heading “Description of Capital Stock” fairly summarize, in all material respects, the matters therein described. Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.             Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters that:

(a)           This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b)          The execution and delivery by or on behalf of such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement will not contravene (i) any provision of applicable law, or (ii) the certificate of incorporation, bylaws or similar constitutional document of such Selling Shareholder (if such Selling Shareholder is a corporation), or (iii) any agreement or other instrument binding upon such Selling Shareholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, except in the case of clauses (i), (iii) or (iv) as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Selling Shareholder to perform its obligations under this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by such Selling Shareholder, except in as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Selling Shareholder to perform its obligations under this Agreement and except such as have already been obtained or waived or as may be required by the Securities Act, the Exchange Act, or rules or regulations thereunder or Blue Sky laws of the various states or non-U.S. jurisdictions or FINRA or Nasdaq in connection with the offer and sale of the Shares.

(c)           Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances. Such Selling Shareholder has the legal right and power, and all authorization and approval required by law, to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(d)          Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be successfully asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(e)           Such Selling Shareholder has delivered to the Representatives an executed lock-up agreement in substantially the form attached hereto as Exhibit A.

(f)            (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5 below), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that in the case of each Selling Shareholder, the representations and warranties set forth in this Section 2(f) are limited solely to statements or omissions made in reliance upon information relating to such Selling Shareholder furnished in writing to the Company or Representative by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, Time of Sale Prospectus, the Prospectus, or any amendments or supplements thereto based, it being understood and agreed that the only information furnished in writing by such Selling Shareholder consists of the name of such Selling Shareholder (excluding percentages), which appear in the Registration Statement or any Prospectus in the table (and corresponding footnotes) under the caption “Selling Shareholders” (with respect to each such Selling Shareholder, the “Selling Shareholder Information”).

(g)           Such Selling Shareholder will not directly or knowingly indirectly use the proceeds of the offering of the Shares hereunder, or, if such Selling Shareholder is an entity, lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business in any country or territory that is the subject of comprehensive territorial Sanctions or with any person that, at the time of such funding, is the subject or target of Sanctions, or in any other manner that will result in a violation of by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) in violation of any applicable Anti-Money Laundering Laws or any Anti-Corruption or (iii) in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(h)           Such Selling Shareholder’s participation in the transactions contemplated hereby will not trigger a non-exempt prohibited transaction under the Employee Retirement Income Security Act (“ERISA”) or a violation of a law or rule substantially similar to the prohibited transaction rules under ERISA or Section 4975 of the Internal Revenue Code.

(i)            (i) Neither such Selling Shareholder nor, if such Selling Shareholder is an entity, any of its subsidiaries, directors or officers nor, to the Selling Shareholder’s knowledge, any employee, agent, affiliate or representative, is a Person that is, or is owned or controlled by one or more Persons that are:

(A)             the subject of any Sanctions, or

(B)              located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, and North Korea).

(ii)              Since April 24, 2019, such Selling Shareholder and each of its subsidiaries have not engaged in, are not now engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

3.             Agreements to Sell and Purchase. Each Selling Shareholder, severally and not jointly, hereby agrees to sell to the several Underwriters the Firm Shares set forth opposite such Selling Shareholder’s name in Schedule I hereto, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Selling Shareholders the respective numbers of Firm Shares set forth in Schedule II hereto opposite its name at $279.00 per share (the “Purchase Price”). Subject to the sale of the Firm Shares by the Selling Shareholders to the Underwriters pursuant to this Agreement, the Underwriters, severally and not jointly, hereby agree to sell to the Company, and the Company hereby agrees to purchase from the Underwriters, the respective number of Repurchase Shares set forth in Schedule II at a price per share equal to the Purchase Price.

In addition, on the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Selling Shareholder agrees to sell to the Underwriters the Additional Shares set forth opposite such Selling Shareholder’s name in Schedule I hereto, and the Underwriters shall have the right to purchase, severally and not jointly, up to 1,350,000 Additional Shares at the Purchase Price; provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Underwriters may exercise this right in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as Morgan Stanley may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

4.                  Terms of Public Offering. The Selling Shareholders are advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Selling Shareholders are further advised by the Representatives that the Shares are to be offered to the public upon the terms set forth in the Prospectus.

5.                  Payment and Delivery. Payment for the Firm Shares shall be made to the Selling Shareholders in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on June 2, 2026, or at such other time on the same or such other date, not later than the fifth business day thereafter, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.” In addition, subject to the sale of the Firm Shares by the Selling Shareholders to the Underwriters in compliance with the terms of this Agreement, payment of the purchase price for the Repurchase Shares shall be made by the Company to the Underwriters in same day funds by wire transfer to an account specified by the Representatives, against delivery of such Repurchase Shares for the account of the Company on the Closing Date.

Payment for any Additional Shares shall be made to the Selling Shareholders in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than the fifth business day thereafter, as shall be designated in writing by Morgan Stanley.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.

6.            Conditions to the Underwriters’ Obligations. The obligations of the Selling Shareholders to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders contained herein as of the Applicable Time of Sale, the Execution Time and the Closing Date, to the accuracy of the statements of the Company and the Selling Shareholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of each of its obligations hereunder and to the following additional conditions:

(a)           The Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b) under the Securities Act and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Securities Act; and no stop order suspending the effectiveness of the Registration Statement or any notice by the Commission objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been instituted or, to the Company’s knowledge, threatened.

(b)           The Company shall have furnished to the Representatives a certificate of the Company, signed by the President, Treasurer, Assistant Treasurer, or any Executive or Senior Vice President of the Company and by the Chief Financial Officer or the Chief Accounting Officer of the Company to the effect that:

(i)               the representations and warranties of the Company in this Agreement are true and correct, as if made at and as of the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)              no stop order suspending the effectiveness of the Registration Statement or any notice by the Commission objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened;

(iii)            the signers of such certificate have carefully examined the Time of Sale Prospectus and the Prospectus, and any amendments or supplements thereto (including any documents incorporated or deemed to be incorporated by reference in the Time of Sale Prospectus and the Prospectus), and, to their knowledge, the Time of Sale Prospectus, as of the Applicable Time of Sale, and the Prospectus, as of its date, did not and, on the Closing Date do not, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(iv)             since the date of the most recent financial statements included or incorporated by reference in the Time of Sale Prospectus and the Prospectus (exclusive of any supplement thereto), there has been no change or development involving a prospective change which would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Time of Sale Prospectus and the Prospectus (exclusive of any supplement thereto).

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)           The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Kirkland & Ellis LLP, outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(d)           The Underwriters shall have received on the Closing Date an opinion of Ballard Spahr LLP, outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(e)           The Underwriters shall have received on the Closing Date an opinion from each of (i) Latham & Watkins LLP, counsel to ECP III Volt Holdings, LLC, ECP III-A Volt Holdings, LLC, ECP III-B Volt Holdings, LLC, ECP III-C Volt Holdings, LP, ECP III-D Volt Holdings, LP, ECP Checkerspot Holdings, LP, ECP IV-A Volt Holdings, LP, ECP IV-B Volt Holdings, LP, ECP IV-C Volt Holdings, LP, ECP IV-D Volt Holdings, LP, ECP Calpine Fund GP, LP., ECP Calpine Continuation Fund, LP and ECP Calpine Rollover Fund, LP (collectively, the “ECP Selling Shareholders”); (ii) Kirkland & Ellis LLP, counsel to Canada Pension Plan Investment Board (“CPPIB”); (iii) Torys LLP, Canadian counsel to CPPIB; and (iv) Seyfarth Shaw LLP, counsel to Teacher Retirement System of Texas (“Texas Teachers”), each dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(f)            The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Winston Taylor LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(g)          At the Execution Time and at the Closing Date, the Company shall have requested and caused PricewaterhouseCoopers LLP to furnish to the Representatives (i) with respect to the Company, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, and (ii) with respect to Calpine, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives.

(h)           At the Execution Time and at the Closing Date, the Company shall have requested and caused Deloitte & Touche LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives.

(i)            Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraphs (g) and (h) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the financial condition, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Time of Sale Prospectus or the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).

(j)            On the Closing Date, since the Execution Time, there shall not have occurred a downgrading in the rating assigned to any of the Company’s debt securities or commercial paper by any “nationally recognized statistical rating agency,” as that term is defined by the Commission in Section 3(a)(62) of the Exchange Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(k)           The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and each of the Selling Shareholders and each of the officers and directors of the Company listed on Exhibit B hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.

(l)            The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i)                 a certificate, dated the Option Closing Date and signed by the President, Treasurer, Assistant Treasurer, or any Executive or Senior Vice President of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date;

(ii)              an opinion and negative assurance letter of Kirkland & Ellis LLP, outside counsel for the Company, each dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date, in form and substance reasonably satisfactory to the Underwriters;

(iii)            an opinion of Ballard Spahr LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date, in form and substance reasonably satisfactory to the Underwriters;

(iv)             an opinion from each of (i) Latham & Watkins LLP, counsel to ECP Selling Shareholders; (ii) Kirkland & Ellis LLP, counsel to CPPIB; (iii) Torys LLP, Canadian counsel to CPPIB; and (iv) Seyfarth Shaw LLP, counsel to Texas Teachers, each relating to the Additional Shares to be purchased on such Option Closing Date, each in form and substance reasonably satisfactory to the Underwriters;

(v)              an opinion and negative assurance letter of Winston Taylor LLP, counsel for the Underwriters, each dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date, in form and substance reasonably satisfactory to the Underwriters;

(vi)          a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent registered public accounting firm, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(g) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date;

(vii)           a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent registered public accounting firm, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(h) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date; and

(viii)          such other documents as Morgan Stanley may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7.                  Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)          To furnish to the Representatives without charge, signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b)          Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)           To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(d)           Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)           If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)            If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)          To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided, that in no event shall the Company be obligated to qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, or taxation in any jurisdiction where it is not now so subject.

(h)          To make generally available to the Company’s security holders and to the Representatives as soon as practicable (which may be satisfied by filing its Annual Report on Form 10-K with the Commission’s EDGAR system), an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)            Not to take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(j)            To use its reasonable best efforts to maintain the listing of the Shares on the Nasdaq.

(k)          To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares.

(l)            To promptly notify the Representatives of (i) the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (ii) the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act and (iii) the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(m)          The Company also covenants, with each Underwriter that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending at the close of the Trading Day on the 30th day after the date of the Prospectus (the “30th Day”), or if the 30th Day is not a Trading Day, immediately after the close of the last Trading Day immediately preceding the 30th Day (the “Restricted Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, (iii) submit or file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (iv) publicly disclose the intention to take any action described in clauses (i), (ii), or (iii) above; provided, that the Company shall give the Representatives written notice substantially at the same time of any request to release or waive the restrictions set forth in this paragraph. As used herein, “Trading Day” means a day on which the Nasdaq Stock Market LLC is open for the buying and selling of securities.

The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof as described in each of the Time of Sale Prospectus and Prospectus, (C) the issuance by the Company of shares of Common Stock upon the settlement of unvested performance-based performance share awards and time based restricted stock units pursuant to the Constellation Energy Corporation 2022 Long-Term Incentive Plan, (D) the issuance by the Company of shares of Common Stock upon the settlement of deferred stock units pursuant to the Constellation Deferred Compensation Plan and the Constellation Non-Employee Directors’ Deferred Stock Unit Program, (E) the grant by the Company of awards with respect to shares of Common Stock reserved for issuance pursuant to the Constellation Energy Corporation 2022 Long-Term Incentive Plan and the issuance by the Company of shares of Company Common Stock upon the vesting, exercise or settlement of such awards, (F) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided, that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period, (G) the filing of a registration statement on Form S-4 or other appropriate form with respect to the issuance by the Company of shares of Common Stock in connection with future business combinations or acquisitions and the entering into of an acquisition agreement or other offer or contract to sell with respect thereto; provided that any issuance of such shares of Common Stock takes place 30 days or more after the date of the Prospectus; (H) the issuance of up to 10% of the outstanding shares of Common Stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, Common Stock, immediately following the Closing Date, in acquisitions or other similar strategic transactions, provided, that such recipients enter into a lock-up agreement with the Representatives; (I) the filing of (i) any registration statement on Form S-3 pursuant to any registration rights agreement entered into in connection with a transaction permitted by clause (G) above, or (ii) the filing of any prospectus supplement in connection with the foregoing clause (i), solely with respect to sales by selling shareholders thereunder; and (J) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of this Agreement and described in the Prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.

8.             Covenants of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, covenants with each Underwriter as follows:

(a)               Each Selling Shareholder will deliver to the Underwriters, prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b)               Each Selling Shareholder will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and each Selling Shareholder undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(c)               Each Selling Shareholder shall have delivered a “lock-up” agreement to each Underwriter (or its agent) on or before the date hereof, substantially in the form of Exhibit A hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities.

9.             Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, not to exceed $15,000, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, not to exceed $25,000, (v) all costs and expenses incident to maintaining the listing of the Shares on the Nasdaq and other national securities exchanges and foreign stock exchanges, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 9, Section 11 entitled “Indemnity and Contribution,” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. Notwithstanding the foregoing, as between the Company and the Selling Shareholders, the provisions of this paragraph shall not affect any agreement that the Company and the Selling Shareholders may have or make regarding the allocation of expenses among the Company and the Selling Shareholders.

10.              Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11.              Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who acts as a director or officer of any Underwriter, each Selling Shareholder and each person, if any, who controls any Underwriter or Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter or Selling Shareholder within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities that arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with (i) the Selling Shareholder Information or (ii) the information in the 1st and 2nd paragraphs in the section entitled “Commissions and Discounts” and the information in the section entitled “Price Stabilization; Short Position,” each under the caption “Underwriting” contained in the Prospectus (the “Underwriter Information”) furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use therein.

(b)               Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each person, if any, who acts as a director or officer of any Underwriter, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to the Selling Shareholder Information relating to such Selling Shareholder. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate net proceeds (after deducting underwriting discounts and commissions but before deducting expenses) of the Shares sold by such Selling Shareholder under this Agreement (with respect to each Selling Shareholder, the “Selling Shareholder Proceeds”) less any amounts such Selling Shareholder actually pays pursuant to the contribution provisions of Section 11(e) below.

(c)               Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, the Prospectus or any amendment or supplement thereto or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to the Underwriter Information.

(d)               In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c) above, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under Section 11(a), 11(b) or 11(c) above or otherwise. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonably incurred fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the reimbursement of such counsel’s fees by the indemnifying party or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters, each person, if any, who acts as a director or officer of any Underwriter, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholder, such firm shall be designated in writing by the Selling Shareholders. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)               To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such Section, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by Section 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 11(e)(i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (after deducting underwriting commissions and discounts but before deducting expenses) received by each Selling Shareholder and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate public offering price of the Shares as set forth in the Prospectus. The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The Selling Shareholders’ obligations to contribute pursuant to this Section 11 are several, and not joint. The liability of each Selling Shareholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the Selling Shareholder Proceeds of such Selling Shareholder less any amounts that such Selling Shareholder actually pays pursuant to Section 11(b) above.

(f)                The Company and the Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Shareholder shall be required to contribute any amount in excess of the amounts by which the aggregate public offering price as set forth in the Prospectus, less underwriting discounts (but before expenses), of the shares sold by such Selling Shareholder under this Agreement exceeds the amount of any damages that such Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)               The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person, if any, who acts as a director or officer of any Underwriter, any person controlling any Underwriter, or any affiliate of any Underwriter, or by or on behalf of any Selling Shareholder or any person controlling any Selling Shareholder, or by on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

12.          Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (a) (i) trading generally shall have been suspended or materially limited on or by, as the case may be, the Commission or Nasdaq, (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) any moratorium on commercial banking activities shall have been declared by U.S. Federal or New York State authorities, (iv) a major disruption of settlements of securities or clearance services in the United States shall have occurred, (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis, (vi) downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission in Section 3(a)(62) of the Exchange Act or (vii) such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities, and (b) the effect of the event as set forth in the foregoing clauses (iv) and (v), as the case may be, on the financial markets is such as to make it, in the judgment of the Representatives, impractical or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13.           Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriter shall have the option to (i) terminate its obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriter would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any Selling Shareholder shall be unable to perform its obligations under this Agreement (other than by reason of a default by the Underwriters or the occurrence of any of the events described in clauses (a)(i), (a)(iv) or (a)(v) of Section 12 hereof), the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14.          Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)               The Company and each Selling Shareholder acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, any of the Selling Shareholders or any other person, (ii) the Underwriters owe the Company and each Selling Shareholder only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company and the Selling Shareholders, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. Each of the Company and the Selling Shareholders waive to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

(c)               Each Selling Shareholder further acknowledges and agrees that, although the Underwriters may provide certain Selling Shareholders with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to any Selling Shareholder to participate in the offering or sell any Shares at the Purchase Price, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

15.           Counterparts and Electronic Signatures. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed Agreement by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

16.           Applicable Law. This Agreement and any claim, controversy, or dispute arising under or related thereto shall be governed by and construed in accordance with the internal laws of the State of New York.

17.          Headings. The headings of the Sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18.          Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives c/o Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department and c/o J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017 (Fax: (212) 622-8358); Attention:  Equity Syndicate Desk; if to the Company shall be delivered, mailed or sent to Constellation Energy Corporation, 1310 Point Street, 8th Floor, Baltimore, MD 21231 Attention: Matthew Price, Executive Vice President, Chief Legal Officer and General Counsel (Matthew.Price@Constellation.com; LegalNotices@Constellation.com), with copies (which shall not constitute notice hereunder) and Kirkland & Ellis LLP, 609 Main Street, Houston, Texas 77002, Attention: Matthew R. Pacey, P.C. and Anthony L. Sanderson (matt.pacey@kirkland.com; anthony.sanderson@kirkland.com); and if to the Selling Shareholders shall be delivered, mailed or sent as follows: if to the ECP Selling Shareholders, c/o Energy Capital Partners, 40 Beechwood, Summit, New Jersey 07901; Attention: Jennifer Gray (email: CPNDealTeam@ecpgp.com), with copies (which shall not constitute notice hereunder) to Latham & Watkins LLP 1271 Avenue of the Americas, New York, New York 10020, Attention: Benjamin Cohen (Benjamin.cohen@lw.com); if to CPPIB, c/o Canada Pension Plan Investment Board, One Queen Street East, Suite 2500, Toronto, ON M5C 2W5, Canada; Attention: Legal Department (legalnotice@CPPIB.com), with copies (which shall not constitute notice hereunder) to Kirkland & Ellis LLP, 609 Main Street, Suite 4700, Houston, Texas 77002; Attention: Michael Rigdon, P.C. (michael.rigdon@kirkland.com); and if to Texas Teachers, c/o Teacher Retirement System of Texas, P.O. Box 149676, Austin, Texas 78714-0185, Attention: Howell Li (howell.li@trs.texas.gov), with copies (which shall not constitute notice hereunder) to Seyfarth Shaw LLP, 975 F Street NW, Washington, DC 20004, Attention: Steven Richman, Esq. (email: srichman@seyfarth.com).

19.           Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein and the affiliates of each Underwriter. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

20.           Survival. The respective (i) indemnities, (ii) rights of contribution, (iii) representations, (iv) warranties and (v) agreements of the Company, the Selling Shareholders and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Shareholders or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall, in the case of clauses (i) and (ii), remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Shareholders or the Underwriters or the directors, officers, controlling persons or affiliates.

21.           Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

22.           Submission to Jurisdiction. Each of the Company and the Selling Shareholders hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Selling Shareholders waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and the Selling Shareholders agree that final, non-appealable judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and each Selling Shareholder, as applicable, and may be enforced in any court to the jurisdiction of which Company and each Selling Shareholder, as applicable, is subject by a suit upon such judgment.

23.           Recognition of the U.S. Special Resolution Regimes.

(a)           In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)           For purposes of this Section 23:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)               a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)              a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)             a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of Page Intentionally Blank]

Very truly yours,

Constellation Energy Corporation

By:	/s/ Liam O’Kane
	Name:	Liam O’Kane
	Title:	Senior Vice President, Treasury and Credit

[Signature Page to Underwriting Agreement]

Canada Pension Plan Investment Board

By:	/s/ Dave Chambers
	Name:	Dave Chambers
	Title:	Authorized Signatory

By:	/s/ Karen Boutros
	Name:	Karen Boutros
	Title:	Authorized Signatory

[Signature Page to Underwriting Agreement]

Sincerely,

ECP III Volt Holdings, LLC

By: Energy Capital Partners III, LP, its member

By: Energy Capital Partners GP III, LP, its general partner

By: Energy Capital Partners III, LLC, its general partner

By: ECP ControlCo, LLC, its managing member

By:	/s/ Tyler Reeder
	Name:	Tyler Reeder
	Title:	President

ECP III-A Volt Holdings, LLC

By: Energy Capital Partners III-A, LP, its member

By: Energy Capital Partners GP III, LP, its general partner

By: Energy Capital Partners III, LLC, its general partner

By: ECP ControlCo, LLC, its managing member

By:	/s/ Tyler Reeder
	Name:	Tyler Reeder
	Title:	President

ECP III-B Volt Holdings, LLC

By: Energy Capital Partners III-B, LP, its member

By: Energy Capital Partners GP III, LP, its general partner

By: Energy Capital Partners III, LLC, its general partner

By: ECP ControlCo, LLC, its managing member

By:	/s/ Tyler Reeder
	Name:	Tyler Reeder
	Title:	President

[Signature Page to Underwriting Agreement]

ECP III-C Volt Holdings, LP

By: ECP III Volt Holdings GP, LLC, its general partner

By:	/s/ Tyler Reeder
	Name:	Tyler Reeder
	Title:	Executive Vice President

ECP III-D Volt Holdings, LP

By: ECP III Volt Holdings GP, LLC, its general partner

By:	/s/ Tyler Reeder
	Name:	Tyler Reeder
	Title:	Executive Vice President

ECP Checkerspot Holdings, LP

By: Volt Parent GP, LLC, its general partner

By: Energy Capital Partners III, LLC, its managing member

By: ECP ControlCo, LLC, its managing member

By:	/s/ Tyler Reeder
	Name:	Tyler Reeder
	Title:	President

ECP IV-A Volt Holdings, LP

By: ECP IV Volt Holdings GP, LLC, its general partner

By:	/s/ Tyler Reeder
	Name:	Tyler Reeder
	Title:	Executive Vice President

[Signature Page to Underwriting Agreement]

ECP IV-B Volt Holdings, LP

By: ECP IV Volt Holdings GP, LLC, its general partner

By:	/s/ Tyler Reeder
	Name:	Tyler Reeder
	Title:	Executive Vice President

ECP IV-C Volt Holdings, LP

By: ECP IV Volt Holdings GP, LLC, its general partner

By:	/s/ Tyler Reeder
	Name:	Tyler Reeder
	Title:	Executive Vice President

ECP IV-D Volt Holdings, LP

By: ECP IV Volt Holdings GP, LLC, its general partner

By:	/s/ Tyler Reeder
	Name:	Tyler Reeder
	Title:	Executive Vice President

ECP Calpine Fund GP, LP

By: ECP Calpine GP, LLC, its general partner

By:	/s/ Tyler Reeder
	Name:	Tyler Reeder
	Title:	Chief Executive Officer

[Signature Page to Underwriting Agreement]

ECP Calpine Continuation Fund, LP

By: ECP Calpine Fund GP, LP, its general partner

By: ECP Calpine GP, LLC, its managing member

By:	/s/ Tyler Reeder
	Name:	Tyler Reeder
	Title:	Chief Executive Officer

ECP Calpine Rollover Fund, LP

By: ECP Calpine Fund GP, LP, its general partner

By: ECP Calpine GP, LLC, its managing member

By:	/s/ Tyler Reeder
	Name:	Tyler Reeder
	Title:	Chief Executive Officer

[Signature Page to Underwriting Agreement]

TEACHER RETIREMENT SYSTEM OF TEXAS,

a public pension fund and entity of the State of Texas

By:	/s/ Emerson Halstead
	Name:	Emerson Halstead
	Title:	Director

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Morgan Stanley & Co. LLC

By:	/s/ Daniel McCullough
	Name:	Daniel McCullough
	Title:	Executive Director

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

J.P. Morgan Securities LLC

By:	/s/ Isabelle Trimble
	Name:	Isabelle Trimble
	Title:	Vice President

[Signature Page to Underwriting Agreement]

SCHEDULE I

Selling Shareholders	Number of Firm Shares To Be Sold	Number of Additional Shares To Be Sold
ECP Selling Shareholders	7,600,497	932,782
CPPIB	2,660,479	326,516
Texas Teachers	739,024	90,702
Total:	11,000,000	1,350,000

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased	Number of Repurchase Shares To Be Sold
Morgan Stanley & Co. LLC	5,500,000	1,000,000
J.P. Morgan Securities LLC	5,500,000	1,000,000
Total:	11,000,000	2,000,000

SCHEDULE III

Time of Sale Prospectus

1.	Prospectus, dated January 7, 2026

2.	Free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act:

The Company’s free writing prospectus filed on June 1, 2026

3.	Free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet: None

4.	Firm Shares offered by the Selling Shareholders: 11,000,000

Additional Shares offered by the Selling Shareholders: 1,350,000

Repurchase Shares sold by the Underwriters to the Company: 2,000,000

Price to public: $281.00 per share

EXHIBIT A

[FORM OF LOCK-UP LETTER]

__________________, 2026

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

As representatives (the “Representatives”) of the several Underwriters named in Schedule II to the Underwriting Agreement,

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

The undersigned understands that the Representatives propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Constellation Energy Corporation, a Pennsylvania corporation (the “Company”), and the Selling Shareholders named in Schedule I thereto (the “Selling Shareholders”), providing for the public offering (the “Public Offering”) of certain shares (the “Shares”) of common stock, without par value, of the Company (the “Common Stock”).

For purposes of this letter agreement (the “Letter Agreement”), a “Trading Day” is a day on which the Nasdaq Stock Market LLC is open for the buying and selling of securities. To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending at the close of the Trading Day on the 30th day after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (the “30th Day”) or, if the 30th Day is not a Trading Day, immediately after the close of the last Trading Day immediately preceding the 30th Day (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock; (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (3) publicly disclose the intention to take any action described in clauses (1) or (2) above; provided that the undersigned shall give the Representatives notice substantially at the same time of any request to release or waive the restrictions set forth in this paragraph. The foregoing restrictions shall not apply to:

(a)               the sale and transfer of shares of Common Stock by the undersigned to the Underwriters in the Public Offering as contemplated by the Underwriting Agreement;

(b)               transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided, that that no filing under the Exchange Act or other public disclosure will be voluntarily made during the Restricted Period in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions during the Restricted Period, other than any required filing under Section 16 of the Exchange Act or the rules and regulations of the Commission promulgated thereunder or on Schedule 13G, Schedule 13G/A, Schedule 13D, Schedule 13D/A or Form 13F;

(c)               transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (i) as a bona fide gift or for bona fide estate planning purposes, (ii) upon death or by will, testamentary document or intestate succession, (iii) to an immediate family member of the undersigned or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Letter Agreement, “immediate family” shall mean any spouse or domestic partner and relationship by blood, current or former marriage or adoption, not more remote than first cousin), (iv) if the undersigned is a trust, to any beneficiary of the undersigned or the estate of any such beneficiary or (v) as a charitable contribution or as a bona fide gift or for bona fide estate planning purposes to charitable organizations or educational institutions;

(d)               transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock upon death or by will or intestacy, including to any beneficiary of, estate of a beneficiary or a member of the immediate family of the undersigned pursuant to, a trust, will, other testamentary document or applicable laws of descent;

(e)               distributions, transfers or dispositions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (i) to any corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust or other estate planning vehicle, to a trustor or beneficiary of the trust or other estate planning vehicle or to the estate of a beneficiary of such trust or other estate planning vehicle in a transaction, or to any investment fund or other entity controlled or managed by the undersigned or affiliates of the undersigned, or (ii) as part of a distribution, transfer or disposition by the undersigned to its stockholders, current or former partners (general or limited), members, beneficiaries or other equity holders, or to the estates of any such stockholders, partners, beneficiaries or other equity holders (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin);

(f)                transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(g)               transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (c) through (f) above;

(h)               if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (i) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity directly or indirectly controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (ii) as part of a distribution, transfer or disposition without consideration by the undersigned to its stockholders, partners, members, managers, limited partners, subsidiaries, affiliates or other equity holders (or, in each case, its nominee or custodian);

(i)                 transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to an order of a court or regulatory agency having jurisdiction over the undersigned or by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement or other final court order;

(j)                 transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company (i) pursuant to agreements under which the Company has the option to repurchase such shares or (ii) upon death, disability or termination of employment or other service relationship with the Company, in each case, of such employee;

(k)               transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided, that (i) only the number of shares of Common Stock necessary to satisfy such exercise price and/or tax and remittance obligations may be surrendered, withheld or sold in connection therewith, and (ii) any such shares of Common Stock received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement, and provided, further, that any required filing under Section 16(a) of the Exchange Act shall include an explanatory footnote stating that such surrender, withholding or sale was effected solely to cover such exercise price and/or taxes and that any resulting shares remain subject to this Letter Agreement, and provided, further, that such restricted stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the Registration Statement, the Time of Sale Prospectus and the Prospectus;

(l)                 transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided, that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Common Stock or security convertible into or exercisable or exchangeable for Common Stock shall remain subject to the provisions of this Letter Agreement;

(m)             pursuant to a pledge of the Common Stock, or indirectly pursuant to a pledge of the equity interests of the entity that directly owns the applicable Common Stock, in connection with any a bona fide financing arrangement of a Selling Shareholder, with respect to Common Stock owned by such party, in each case, in the nature of a margin loan, back-leveraged debt, net asset value loan or equity financing and entered into with a third party, nationally-recognized financial institution in the business of providing such financing; provided, that the initial loan-to-value ratio (and not for the avoidance of doubt margin call and other loan-to-value ratios customary for such financings) with respect to any such financing arrangement does not exceed 20.0% of the value of the Common Stock that constitute the underlying value for such financing plus the value of the other eligible assets that are included in the applicable financing and that any such financing arrangement is recourse only to the Selling Shareholder, and/or its assets and not to the Company or its subsidiaries (a “Permitted Loan”) (it being agreed that any foreclosure under such Permitted Loan on any pledged Common Stock and any subsequent transfer of the Common Stock by any lender or agent under such Permitted Loan shall not be deemed to violate this Letter Agreement) [or]

(n)               the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided, that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period; [or]

(o)               [the sale of the undersigned’s Common Stock or securities convertible into or exercisable or exchangeable for Common Stock in one or more transactions of up to $1.0 million in aggregate gross sale proceeds;]1

1 NTD: To be included for officers of the Company.

provided, that (i) in the case of any distribution, transfer or disposition (as applicable) pursuant to clause (c)(i)-(iv) and clauses (d) through (i) above, (1) each distributee, transferee or donee shall sign and deliver a lock-up agreement substantially in the form of this agreement and (2) each party (distributor, transferor, donor, distributee, transferee, donee) shall agree to not voluntarily make any filing or public announcement of the transfer or disposition prior to the expiration of the Restricted Period and (ii) in the case of any transfer or distribution (as applicable) pursuant to clause (c)(i)-(iv) and clauses (d) through (h) or (k) above, no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be voluntarily made during the Restricted Period.

In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares, and the undersigned has consulted with their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges that this Letter Agreement is entered into as a condition to the Public Offering and not as a result of any recommendation by any Underwriter.

The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to the undersigned in connection with the Public Offering, the Underwriters are not making a recommendation to the undersigned to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation in connection with the Public Offering or in connection with the undersigned entering into this Letter Agreement.

This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This Letter Agreement shall automatically terminate, and the undersigned will, in each case, be released from its obligations under this Letter Agreement, upon the earliest to occur, if any, of (i) the date, prior to the execution of the Underwriting Agreement, that the Company advises the Underwriters that it does not intend to proceed with the Public Offering, (ii) the date of termination of the Underwriting Agreement (if executed) if prior to the closing of the Public Offering, (iii) the date of the withdrawal of the registration statement filed with the Securities and Exchange Commission relating to the Public Offering, or (iv) June 5, 2026.

The undersigned understands that (i) whether or not the Public Offering actually occurs depends on a number of factors, including market conditions, and (ii) any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This Letter Agreement may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Very truly yours,

(Name)

(Address)

EXHIBIT B

LOCK-UP PARTIES

Yves C. de Balmann
Joseph Dominguez
Daniel Eggers
Bradley M. Halverson
Bryan C. Hanson
Charles L. Harrington
Julie Holzrichter
Dhiaa M. Jamil
Ashish Khandpur
Robert J. Lawless
James McHugh
Eileen Paterson
Admiral John M. Richardson
Nneka Rimmer

50